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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 14, 2001

                        SALEM COMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          Delaware                  000-26497              77-0121400
(State or Other Jurisdiction      (Commission             (IRS Employer
     of Incorporation)            File Number)          Identification No.)

     4880 Santa Rosa Road, Suite 300
          Camarillo, California                           93012
 (Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (805) 987-0400

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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Unless the context indicates otherwise, all references in this report or the exhibits referenced herein to "Parent" or the "Company" refer the registrant, Salem Communications Corporation, excluding its subsidiaries. Unless the context otherwise requires, all references to "we," "our," "ours" and "us" refer to Parent and its consolidated subsidiaries, including Salem Holding. All references to "Salem Holding" are to Salem Communications Holding Corporation, a wholly owned subsidiary of Parent.

Statements used in this 8-K that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of the Company to close and integrate announced transactions, market acceptance of recently launched music formats, competition in the radio broadcast, Internet and publishing industries and from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in the Company's periodic reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

         ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) Financial statements of businesses acquired. Not applicable.

         (b) Pro forma financial information. Not applicable.



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         (c) Exhibits. The following exhibits are filed with this report on Form
8-K:

  Exhibit No.                                   Description
  -----------                                   -----------
      99.1        Summary consolidated financial and other data of Salem Holding.
      99.2        Unaudited pro forma condensed consolidated financial statements of Salem Holding.
      99.3        Presentation slide.

         ITEM 9. REGULATION FD DISCLOSURE

         Pursuant to Regulation FD, the Company furnishes the following information:

Pro Forma Financial Information. Pro forma financial information of Salem Holding as of March 31, 2001, for the year ended December 31, 2000 and for the three months ended March 31, 2001 relating to a dividend of Salem Holding's publishing and Internet businesses (the "Dividend") to be effected by Salem Holding to the Company prior to the closing of the previously announced proposed offering of senior subordinated notes, accrued interest income and expense related to the loan made by Salem Holding to Parent, proceeds of approximately $2.8 million to be received from the legal settlement related to the condemnation of certain real property in Seattle, Washington owned by a subsidiary of Salem Holding (the "Settlement") and the use of such proceeds to repay borrowings under Salem Holding's credit facility, and the proposed financing and the application of the net proceeds therefrom, are filed as Exhibits 99.1 and 99.2 hereto, which Exhibits are incorporated herein in their entirety by this reference.

The pro forma financial information contained in Exhibits 99.1 and 99.2 may not be indicative of what actual results would have been, nor does this information purport to present Salem Holding's financial results for future periods.

Amendment to Credit Facility. Prior to consummating the proposed financing, Salem Holding intends to amend its existing credit facility to reduce the borrowing capacity under its credit facility following completion of the proposed financing and to modify current financial ratio tests to provide Salem Holding with additional borrowing flexibility. Salem Holding intends to use the net proceeds of the proposed financing to repay approximately $145.5 million of borrowings under the credit facility.

Dividend. In connection with anticipated financing, Salem Holding will effect the Dividend to Parent of Salem Holding's publishing and Internet businesses. The Dividend will be effected as a dividend of the capital stock and membership interests, respectively, of CCM Communications, Inc. ("CCM") and OnePlace, LLC ("OnePlace"), each currently a wholly owned subsidiary of Salem Holding. As a result, CCM and OnePlace will become direct subsidiaries of Parent. CCM and OnePlace will continue to be guarantors of borrowings under Salem Holding's credit facility and of Salem Holding's existing 9-1/2% senior subordinated notes.

Settlement. In connection with the Settlement related to the condemnation of certain real property in Seattle, Washington owned by a subsidiary of Salem Holding, Salem Holding intends to use approximately $2.8 million in proceeds to repay borrowings under Salem Holding's credit facility.

Existing Notes to be Guaranteed. Parent and all of its direct and indirect subsidiaries (other than Salem Holding) are guarantors of Salem Holding's credit facility. Subject to completion of the proposed financing, Parent, along with its wholly owned subsidiaries Salem Communications Acquisition Corporation and SCA License Corporation, will become guarantors of Salem Holding's 9-1/2% senior subordinated notes due 2007.

Presentation Slide. We have used the presentation slide attached hereto as
Exhibit 99.3 in connection with presentations to potential investors in the proposed financing.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           SALEM COMMUNICATIONS CORPORATION

Date: June 14, 2001                        By: /s/ Jonathan L. Block
                                               ---------------------------------
                                               Jonathan L. Block
                                               Vice President, General Counsel
                                                and Secretary


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                                  EXHIBIT INDEX

  Exhibit No.                                     Description
  -----------                                     -----------
      99.1        Summary consolidated financial and other data of Salem Holding.
      99.2        Unaudited pro forma condensed consolidated financial statements of Salem Holding.
      99.3        Presentation slide.



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